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                    FIRST METLIFE INVESTORS INSURANCE COMPANY

                                Power of Attorney

                                Mark E. Rosenthal
                           Director and Vice President

KNOW ALL MEN BY THESE PRESENTS, that I, Mark E. Rosenthal, a Director and Vice President of First MetLife Investors Insurance Company, a New York company, do hereby appoint Michele H. Abate, John E. Connolly, Jr., and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

      .     First MetLife Investors Variable Annuity Account One
            (First COVA VA, Custom Select, Russell Select and Class VA, Class AA and Class B File No. 033-74174, Class VA, Class AA, and Class B File No. 333-96773, Class A File No. 333-96775, Class XC File No. 333-96777, Class L and Class L - 4 Year File No. 333-96785, Class
            C File No. 333-96795, Vintage L and Vintage XC File No. 333-125613, PrimElite III File No. 333-125617, Marquis Portfolios File No. 333-125618, Protected Equity Portfolio File No. 333-125619, Class S and Class S- L Share Option File No. 333-137370, PrimElite IV File No. 333-137969, Pioneer PRISM File No. 333-148873, Pioneer PRISM
            XC File No. 333-148874, Pioneer PRISM L File No. 333-148876, Class XTRA File No. 333-152450, Class XTRA 6 File No. 333-156646, Simple Solutions File No. 333-158579, Class S and Class S- L Share Option File No.333-176679, Class VA- 4 File No. 333-176680, Class VA-4
            File No.333-169687, Class VA File No. 333-176691, Class L- 4 Year File No.333-176692, Class C File No. 333-176693, Class O File No. 333-178515 and Marquis Portfolios File No. 333-179240),

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of June, 2012.

/s/ Mark E. Rosenthal
--------------------------------
Mark E. Rosenthal

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                    FIRST METLIFE INVESTORS INSURANCE COMPANY

                                Power of Attorney

                                Peter M. Carlson
              Executive Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that I, Peter M. Carlson, Executive Vice President and Chief Accounting Officer of First MetLife Investors Insurance Company, a New York company, do hereby appoint Michele H. Abate, John E. Connolly, Jr., Myra L. Saul and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

     . First MetLife Investors Variable Annuity Account One (First COVA VA, Custom Select, Russell Select and Class VA, Class AA and Class B File No. 033-74174, Class A File No. 333-96775, Class VA, Class AA, and Class B File No. 333-96773, Class XC File No. 333-96777, Class L and Class L - 4 Year File No. 333-96785, Class C File No. 333-96795, Vintage L and Vintage XC File No. 333-125613, PrimElite III File No. 333-125617, Marquis Portfolios File No. 333-125618, Protected Equity Portfolio File No. 333-125619, Class S and Class S - L Share Option File No. 333-137370, PrimElite IV File No. 333-137969, Pioneer PRISM File No. 333-148873, Pioneer PRISM XC File No. 333-148874, Pioneer PRISM L File No. 333-148876, Class XTRA File No. 333-152450, Class XTRA 6 File No. 333-156646, Simple Solutions File No. 333-158579, Class VA-4 File No. 333-169687, Class VA File No. 333-176691, Class L-4 Year File No. 333-176692, Class C File No. 333-176693, Class S and Class S- L Share Option File No. 333-176679, Class VA- 4 File No. 333-176680, Class O File No. 333-178515 and Marquis Portfolios File No. 333-179240),

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others. This Power of Attorney does not revoke any prior powers of attorney.

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of October, 2012.

/s/ Peter M. Carlson
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Peter M. Carlson